                                                                   EXHIBIT 10.1


                                                                          FINAL
                                                                        06/22/98


                      FIRST AMENDMENT TO CREDIT AGREEMENT

This FIRST AMENDMENT TO CREDIT AGREEMENT ("First Amendment") is made as of this 22nd day of June, 1998 by and among Alrenco, Inc., an Indiana corporation ("Company"), Comerica Bank-Texas and the other banks signatory hereto ( including the New Bank, each individually, a "Bank" and collectively, the "Banks") and Comerica Bank, as agent for the Banks (in such capacity, "Agent").

                                    RECITALS

         A. Company, Agent and the Banks entered into that certain Alrenco Amended and Restated Revolving Credit Agreement dated as of April 1, 1998 (the "Credit Agreement") under which the Banks extended (or committed to extend) credit to the Company, as set forth therein.

         B. The Company has requested that Agent and the Banks (i) increase the amount of the Revolving Credit facility, (ii) add a bank (the "New Bank") as a Bank under the Credit Agreement and (iii) make certain other amendments to the Credit Agreement, and Agent and the Banks are willing to do so, but only on the terms and conditions set forth in this First Amendment.

         NOW, THEREFORE, Company, Agent and the Banks agree:

         l.   Section 1 of the Credit Agreement is hereby amended, as follows:

                  (a) New definition "EBITDA" is hereby added to the Credit agreement as follows:

                           "EBITDA" of any Person shall mean, for any period,
                  EBITDAR of such Person minus, to the extent added in the computation of such EBITDAR, the amount of all Rental Expenses, determined in each case in accordance with GAAP."

                  (b) New definition of "First Amendment Effective Date" is added, as follows:

                           "First Amendment Effective Date" shall mean the
                  date on which all conditions are satisfied to the effectiveness of the First Amendment to Credit Agreement dated as of June 22, 1998 executed and delivered by and among the Company, the Banks and the Agent."

                  (c) The definition of "Interest Period" is amended by adding in the second line thereof, between the words "three (3)" and "six (6)" the word "or" and deleting in the second line thereof, the words "or twelve (12)".

                  (d) New definition of "Interest Rate Protection Agreement" is added, as follows:

                           "`Interest Rate Protection Agreement(s)' shall mean
                  any interest rate, swap, cap, floor, collar, forward rate agreement or other rate protection transaction, or any combination of such transactions or agreements or any option with respect to any such transactions or agreements now existing or hereafter entered into by Company or any of its Subsidiaries to manage existing or anticipated interest rate risk and not for speculative purposes."

                  (e) The definition of "Indebtedness" is amended and restated in its entirety, as follows:

                           "`Indebtedness' shall mean all indebtedness and
                  liabilities (including without limitation interest, fees and other charges) arising under this Agreement or any of the other Loan Documents, whether direct or indirect, absolute or contingent, of Company or any Guarantor to any of the Banks or to the Agent, in any manner and at any time, whether evidenced by the Notes, arising under any Guaranty, or any of the other Loan Documents, due or hereafter to become due, now owing or that may hereafter be incurred by Company or any Guarantor to, any of the Banks or by Agent, and all net obligations with respect to Interest Rate Protection Agreements entered into between Company and/or any of its Guarantors and a Bank or an Affiliate of a Bank and any judgments that may hereafter be rendered on such indebtedness or any part thereof, with interest according to the rates and terms specified, or as provided by law, and any and all consolidations, amendments, renewals, replacements, substitutions or extensions of any of the foregoing; provided, however that for purposes of calculating the Indebtedness outstanding under the Notes or any of the other Loan Documents, the direct and indirect and absolute and contingent obligations of the Company and the Guarantors (whether direct or contingent) shall be determined without duplication."

                  (f) The definition of "Loan Documents" is amended by inserting in the second line thereof, immediately following the term "the Guaranty(ies), the words "and any Interest Rate Protection Agreements entered into between the Company and/or any of its Guarantors and a Bank or an Affiliate of a Bank".

                  (g) The definition of "Revolving Credit Aggregate Commitment" is amended and restated in its entirety, as follows:

                           "Revolving Credit Aggregate Commitment" shall mean
                  Eighty Million Dollars ($80,000,000) subject to the increase of the Revolving Credit Aggregate Commitment, pursuant to
                  Section 2.10 hereof, by an amount up to the amount of the Revolving Credit Optional Increase and subject to reduction or termination pursuant to Section 2.8 or 10.2 hereof."

                  (h) The definition of "Revolving Credit Optional Increase" is amended and restated in its entirety, as follows:

                           "Revolving  Credit  Optional  Increase"  shall  mean
                  an amount up to Twenty Million Dollars ($20,000,000)."

                  (i) New definition of "Total Debt to EBITDA Ratio" is added as follows:

                           "Total Debt to EBITDA Ratio" shall mean as of the
                  end of each fiscal quarter, a ratio (i) the numerator of which shall be equal to Total Debt as of the last day of such fiscal quarter and (ii) the denominator of which shall be EBITDA for the Measuring Period then ending. For the purposes of this definition, " EBITDA for the Measuring Period then ending" shall mean (x) for the fiscal quarter ending on June 30, 1998, EBITDA for the period beginning on January 1, 1998 and ending on June 30, 1998 multiplied by 2.00; (y) for the fiscal quarter ending on September 30, 1998, EBITDA for the period beginning on January 1, 1998 and ending on September 30, 1998 multiplied by 1.33; and (z) for the fiscal quarter ending on December 31, 1998 and for each subsequent fiscal quarter, EBITDA for the four preceding fiscal quarters."

         2. Section 7 is amended by adding a new Section 7.22 immediately following Section 7.21, as follows:

                  "7.22 Year 2000 Requirement. The Company and its Guarantors have reviewed the areas in their business and operations which could be adversely affected by, and have developed or are developing a program to address on a timely basis the risk that computer applications used by the Company and its Guarantors may be unable to recognize and perform properly date-sensitive functions involving certain dates prior to and any date after December 31, 1999. Any reprogramming required to permit the proper functioning, in and following the year 2000, of (i) the Company's and its Guarantors' computer systems and (ii) equipment containing embedded microchips (including systems and equipment supplied by others or with which the Company's or any Guarantor's systems interface) and the testing of all such systems and equipment, as so reprogrammed, will be completed by September 30, 1999. The cost to the Company and its Guarantors of such reprogramming and testing and of the reasonably foreseeable consequences of year 2000 to the Company and its Guarantors (including, without limitation, reprogramming errors and the failure of others' systems or equipment) will not result in a Default or a Material Adverse Effect. Except for such of the reprogramming referred to in the preceding sentence as may be necessary, the computer and management information systems of the Company and its Guarantors are and, with ordinary course upgrading and maintenance, will continue for the term of this Agreement to be, sufficient to permit the Company and its Guarantors to conduct their business without Material Adverse Effect."

         3. New Section 8.12A is added to the Credit Agreement immediately following Section 8.12 thereof, as follows:

                  "8.12A Total Debt to EBITDA Ratio. Maintain, as of the last day of each fiscal quarter, a Total Debt to EBITDA Ratio of not more than the ratio set forth below as of the last day of the applicable fiscal quarter set forth below:

-------------------------------------------------------------------------------

          QUARTER(S) ENDING                          RATIO
-------------------------------------------------------------------------------

 June 30, 1998 and September 30, 1998             4.0 to 1.0
-------------------------------------------------------------------------------

   December 31, 1998 and thereafter               3.5 to 1.0
-------------------------------------------------------------------------------

         4. Section 9.1 (Indebtedness) of the Credit Agreement is amended by deleting the word "and" at the end of clause (i) thereof, redesignating "clause
(j)" as "clause (k)" and adding a new "clause (j)" immediately following clause
(i), as follows:

                  "(j)     Interest Rate Protection Agreements; and".

         5. Section 9.2 (Liens) is amended by amending and restating in its entirety Section 9.2(d) as follows:

                  "(d)     Liens in favor of  Agent,  as  Security  for the
         Indebtedness, and Liens in favor of a Bank or an Affiliate of any Bank, as Security for Interest Rate Protection Agreements,"

         6. Section 9.7 (Limitation on Capital Expenditures) is amended and restated in its entirety as follows:

                  "9.7 Limitation on Capital Expenditures. Except in connection with the Merger, make or commit to make (by way of the acquisition of securities of a Person or otherwise) any expenditure in respect of the purchase or other acquisition of fixed or capital assets except for:

                           (a) acquisitions permitted by Section 9.4, to the
            extent assets are acquired pursuant to such acquisitions which constitute Capital Expenditures;

                           (b) expenditures in the ordinary course of business
            (but excluding expenditures in respect of any asset acquired in connection with normal replacement and maintenance programs properly charged to current operations) not exceeding, in the aggregate for the Company and its Subsidiaries (i) during fiscal year 1998, $6,000,000 and (ii) during any fiscal year thereafter, $3,000,000; and

                           (c) expenditures in respect of any asset acquired in
            connection with normal replacement and maintenance programs properly charged to current operations, not exceeding, in the aggregate for the Company and its Subsidiaries during any fiscal year, 1.5% of "Total Revenues" of the Company for such fiscal year as such "Total Revenues" are reported in its 10-Q and 10-K Reports filed with the U.S. Securities and Exchange Commission.

         7. Section 9.8 (Limitation on Investments) is amended by adding a new clause (h) immediately following clause (g) (but before the period) as follows:

                  ";  and

            (h)      Interest Rate Protection Agreements".

         8. Section 14.12 of the Credit Agreement is hereby amended by inserting in the parenthetical which begins of the second line thereof, immediately following the word "employees", the words "or to employees of any of its Affiliates".

         9. Section 13.13 (Co-Agent) is hereby amended and restated in its entirety as follows:

                  "13.13 Co-Agent and Documentation Agent. Bank One, Texas, N.A. has been designated by the Company as "Co-Agent" and NationsBanks, N.A. has been designated by the Company as "Documentation Agent", each under this Agreement. Other than their respective rights, powers, obligations, liabilities, responsibilities, remedies and duties as a Bank hereunder, neither the Co-Agent nor the Documentation Agent shall have any administrative, collateral or other rights, powers, obligations, liabilities, responsibilities or duties hereunder, provided, however, that Co-Agent and the Documentation Agent shall be entitled to the benefits afforded to the Agent under Sections 13.5 and 13.6 hereof."

         10. This First Amendment shall become effective (the "First Amendment Effective Date") (according to the terms and as of the date hereof) upon satisfaction by the Company of the following conditions:

         (a)      Agent shall have received:

                           (i) counterpart originals of this First Amendment,
                  in each case duly executed and delivered by Company, and the Banks (including the New Bank), in form satisfactory to Agent and the Banks;

                           (ii) new Notes or renewal and replacement Notes (the
                  "New Notes") substantially in the form of Exhibit B to the Credit Agreement, payable to the order of each of the Banks in the face amount of each such Bank's Percentage of the Revolving Credit Aggregate Commitment as set forth in Attachment I (Exhibit 1.2 -- Percentages) hereto;

                           (iii) certified copies of resolutions of the Boards
                  of Directors of each of the Company and each of the Guarantors authorizing, as applicable, the execution and delivery of this First Amendment, the New Notes and the other Loan Documents required under this clause (a) and the performance by the Company and the undersigned Guarantors of each of their respective obligations under the Credit Agreement as amended by this First Amendment and the new Notes; and

                           (iv) an opinion of counsel to the Company and the
                  Guarantors.

                  (b) Company shall have paid to Agent, for distribution to the Banks, as applicable (i) all interest, fees (including the Revolving Credit Commitment Fee) and other amounts, if any, accrued to the First Amendment Effective Date and (ii) all fees referenced in Agency Fee Letter dated December 9, 1997.

         11. New Schedule 1.2 (setting forth the applicable Percentages as revised hereunder) attached hereto as Attachment I shall replace existing
Schedule 1.2 in its entirety.

         12.      By its execution of this First Amendment, the New Bank hereby

                  (a) confirms that it has received a copy of the Credit Agreement and the exhibits and schedules referred to therein, and all other Loan Documents which it considers necessary, together with copies of the other documents which were required to be delivered under the Credit Agreement as a condition to the making of the loans thereunder;

                  (b) acknowledges and agrees that it: (i) has made and will continue to make such inquiries and has taken and will take such care on its own behalf as would have been the case had its commitment been granted and its loans been made directly by such New Bank to the Company without the intervention of the Agent or any other Bank; and
         (ii) has made and will
         continue to make, independently and without reliance upon the Agent or any other Bank, and based on such documents and information as it has deemed appropriate, its own credit analysis and decisions relating to the Credit Agreement;

                 (c) acknowledges and agrees that the Agent has not made any representations or warranties about the creditworthiness of the Company or any other party to the Credit Agreement or any other of the Loan Documents, or with respect to the legality, validity, sufficiency or enforceability of the Credit Agreement, or any other of the Loan Documents; and

                  (d) represents and warrants that it is a Person to which assignments are permitted pursuant to Sections 14.8(c) and (d) of the Credit Agreement.

         13. Concurrently with the First Amendment Effective Date pursuant to
Section 10 hereof, each Bank (including the New Bank) shall have (i) a Percentage equal to the percentage set forth in Attachment I hereto and (ii) Revolving Loans (and participation in Letters of Credit) in its Percentage of all Revolving Loans (and Letters of Credit) outstanding on the First Amendment Effective Date. To facilitate the foregoing, each Bank (including the New Bank) which as a result of the adjustments of Percentages evidenced by Attachment I is to have a greater principal amount of Revolving Loans outstanding than such Bank had outstanding under the Credit Agreement immediately prior to the First Amendment Effective Date shall deliver to the Agent immediately available funds to cover such Revolving Loans (and the Agent shall, to the extent of the funds so received, disburse funds to each Bank which, as a result of the adjustment of the Percentages, is to have a lesser principal amount of Revolving Loans outstanding than such Bank had under the Credit Agreement immediately prior to the First Amendment Effective Date). Each Bank which was a party to the Credit Agreement prior the First Amendment Effective Date, upon receipt of its New Note(s) (which Notes are to be in exchange for and not in payment of the predecessor Revolving Credit Notes) issued by the Company to such Bank, shall return its predecessor Revolving Credit Notes and, if applicable, its Swing Line Note, to the Agent which shall stamp such Notes "Exchanged" and deliver said Notes to the Company. The New Bank agrees that all interest and fees accrued under the Credit Agreement prior to the First Amendment Effective Date are the property of the Banks which were parties to the Credit Agreement prior to the First Amendment Effective Date. Letter of Credit Fees paid prior to the First Amendment Effective Date shall not be recalculated, redistributed or reallocated by Agent to the Banks.

         14. Each of Company and the undersigned Guarantor hereby represents and warrants that, after giving effect to the amendments contained herein, (a) execution and delivery of this First Amendment, the New Notes (as defined above) and the other Loan Documents required to be delivered hereunder, and the performance by the Company of its obligations under the Credit Agreement as amended hereby (herein, as so amended, the "Amended Credit Agreement") are within such undersigned's corporate powers, have been duly authorized, are not in contravention of law or the terms of its articles of incorporation or bylaws or other organic documents of the parties thereto, as applicable, and except as have been previously obtained (or as referred to in Section 7.13 of the Amended Credit Agreement) do not require the consent or approval, material to the amendments contemplated in this First Amendment or the Amended Credit Agreement, of any governmental body, agency or authority, and this First Amendment, the Amended Credit Agreement, the New Notes and the other Loan Documents required to be delivered hereunder, will constitute the valid and binding obligations of such undersigned parties enforceable in accordance with its terms, except as enforcement thereof may be limited by applicable bankruptcy, reorganization, insolvency, moratorium, ERISA or similar laws affecting the enforcement of creditors' rights generally and by general principles of equity (whether enforcement is sought in a proceeding in equity or at law), and (b) the continuing representations and warranties set forth in Sections 7.1 through 7.22, inclusive, of the Amended Credit Agreement are true and correct on and as of the date hereof, and such representations and warranties are and shall remain continuing representations and warranties during the entire life of the Amended Credit Agreement.

         15. Except as specifically set forth above, this First Amendment shall not be deemed to amend or alter in any respect the terms and conditions of the Credit Agreement, any of the Notes issued thereunder or any of the other Loan Documents, or to constitute a waiver by the Banks or Agent of any right or remedy under or a consent to any transaction not meeting the terms and conditions of the Credit Agreement, any of the Notes issued thereunder or any of the other Loan Documents.

         16. Unless otherwise defined to the contrary herein, all capitalized terms used in this First Amendment shall have the meaning set forth in the Credit Agreement.

         17. This First Amendment may be executed in counterpart in accordance with Section 14.10 of the Credit Agreement.

         18. This First Amendment shall be construed in accordance with and governed by the laws of the State of Michigan.


                    [SIGNATURES FOLLOW ON SUCCEEDING PAGES]

         WITNESS the due execution hereof as of the day and year first above written.


COMERICA BANK,                              ALRENCO, INC.
  as Agent


By:                                         By:
   ----------------------------                ----------------------------

Its:                                        Its:
   ----------------------------                ----------------------------

One Detroit Center
9th Floor - MC 3289
500 Woodward Avenue
Detroit, Michigan 48226-3289
Attention: Corporate Finance


BANKS:                                      COMERICA BANK-TEXAS



                                            By:
                                               ----------------------------

                                            Its:
                                                ---------------------------



                                            BANK ONE, TEXAS, N.A.


                                            By:
                                               ----------------------------

                                            Its:
                                                ---------------------------


                                             NATIONSBANK, N.A.


                                            By:
                                               ----------------------------

                                            Its:
                                                ---------------------------

                          Acknowledgment of Guarantors

         Each of the undersigned, an authorized officer of RTO Operating, Inc. ("RTO Operating"), Action Rent-To-Own Holdings of South Carolina, Inc. ("Action"), RTO Holding Co. ("RTO Holding") or, ATRO, Inc. ("ATRO, and individually with each of RTO Operating, Action, and RTO Holding a "Guarantor", and any or all of them, collectively the "Guarantors"), respectively, hereby acknowledges on behalf of the Guarantor for which it is an authorized officer that (a) the applicable Guarantor executed a Guaranty dated as of April 1, 1998 pursuant to which such Guarantor guaranteed the obligations of Alrenco, Inc. (the "Company"), under that certain Alrenco Amended and Restated Credit Agreement dated as of April 1, 1998 (the "Credit Agreement") by and among the Company, certain financial institutions (the "Banks") and Comerica Bank as agent for the Banks (the "Agent"), (b) the Company, the Banks (including the New Bank, as defined therein) and the Agent have executed a First Amendment dated as of date hereof (the "First Amendment") to such Credit Agreement (the Credit Agreement as amended thereby, the "Amended Credit Agreement"). The undersigned hereby ratifies and confirms, on behalf of the applicable Guarantor, such Guarantor's obligations under the Amended Credit Agreement, and agrees that the applicable Guaranty remains in full force and effect after giving effect to the effectiveness of the First Amendment and that, upon such effectiveness, all references in such Amended Credit Agreement to the "Credit Agreement" or the "Notes" issued thereunder shall be references to the Amended Credit Agreement and the Notes issued thereunder. Capitalized terms not otherwise defined herein will have the meanings given in the Amended Credit Agreement. This acknowledgment shall be governed by and construed in accordance with the laws of, and be enforceable in, the State of Michigan.

         Dated as of the 22nd day of June, 1998.


RTO OPERATING, INC.

By:
   --------------------------
Its:                                                RTO HOLDING CO., INC.
    -------------------------                       By:
                                                       ------------------------
ACTION RENT-TO-OWN HOLDINGS                         Its:
 OF SOUTH CAROLINA, INC.                                -----------------------

By:
   ----------------------------
Its:                                                ATRO, INC.
   ----------------------------
                                                    By:
                                                       ------------------------
                                                    Its:
                                                        -----------------------

                                  ATTACHMENT 1
                   [Replacement Schedule 1.2 -- Percentages]



-------------------------------------------------------------------------------

       BANK                         PERCENTAGE          ALLOCATION
-------------------------------------------------------------------------------

Comerica Bank- Texas                   43.75%           $35,000,000
-------------------------------------------------------------------------------

Bank One, Texas, N.A.                  31.25%           $25,000,000
-------------------------------------------------------------------------------

NationsBank, N.A.                      25.00%           $20,000,000
-------------------------------------------------------------------------------

TOTAL                                 100.00%           $80,000,000
=====                                 ======            ===========
-------------------------------------------------------------------------------




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